As filed with the Securities and Exchange Commission on June 13, 2007
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ZBB ENERGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	39-1987014

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin	53051

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-138243

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on
to be Registered	Which Each Class is to be Registered

Common Stock, $.01 par value	American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Index to Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     The information required by this item is contained under the heading “Description of Securities” in the registration statement to which this Form 8-A relates (File No. 333-138243) and the related prospectus, as amended. This information is incorporated herein by reference.
Item 2. Index to Exhibits.

3.1 Articles of Incorporation of ZBB Energy Corporation as amended. *

3.3 Amended By-Laws of ZBB Energy Corporation.*

*	Incorporated by reference from the Company’s Registration Statement on Form SB-2, as amended, which was initially filed with the Securities and Exchange Commission on October 27, 2007.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZBB ENERGY CORPORATION
Date: June 13, 2007	By:	/s/ Robert J. Parry
Robert J. Parry
Chief Executive Officer and Director (Principal/Executive Officer)